UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 22, 2003

TOYS “R” US, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11609	22-3260693

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey		07470

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code		(973) 617-3500

(Former name or former address, if changed since last report)

Item 5. Other Events

Toys “R” Us, Inc. (the “Company”) has heretofore filed with the Securities and Exchange Commission a Prospectus dated April 2, 2003 and a Prospectus Supplement dated September 17, 2003 (Registration No. 333-103983) relating to the public offering of $400,000,000 aggregate principal amount of its 7.375% Notes Due 2018 (the “Notes”). The Company is completing the sale of the Notes to the underwriters named in the Terms Agreement referred to below and will receive net proceeds of approximately $394.6 million on September 22, 2003. The Notes are a newly created series of debt securities issued under the Indenture, dated as of May 28, 2002, between the Company and The Bank of New York, as trustee. The purpose of this Current Report on Form 8-K is to file with the Commission the Underwriting Agreement dated September 17, 2003, between the Company and the representatives of the underwriters, the Terms Agreement dated September 17, 2003, between the Company and the underwriters named therein and the form of 7.375% Note Due 2018, as well as a press release issued by the Company today.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

1.1	Underwriting Agreement dated September 17, 2003.

1.2	Terms Agreement dated September 17, 2003.

4.1	Form of 7.375% Note Due 2018.

99.1	Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYS “R” US, INC. (Registrant)

DATE September 22, 2003	BY	/s/ Louis Lipschitz

Louis Lipschitz
Executive Vice President – Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated September 17, 2003.

1.2	Terms Agreement dated September 17, 2003.

4.1	Form of 7.375% Note Due 2018.

99.1	Press Release.

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